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                                                                      EXHIBIT 11

                           ReliaStar Financial Corp.
                       Computation of Per Share Earnings
                    (in millions, except per share amounts)

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
                                                                              Three Months                        Six Months
                                                                              Ended June 30                      Ended June 30
                                                                       --------------------------         -----------------------
                                                                         2000            1999                2000            1999
                                                                       ---------      ---------           ---------      --------
NUMERATOR - BASIC AND DILUTED

Net Income                                                             $   59.3         $    71.7         $  133.4       $  136.1
                                                                       ========         =========         ========       ========
DENOMINATOR

Weighted Average Common Shares Outstanding
       During the Period (Basic)                                           89.9              87.9             89.6           88.4
Dilutive Effect of Stock Options                                            1.4               1.0              1.1            1.1
Other                                                                        .1                .1               .1             .1
                                                                       --------         ---------         --------       --------
   Weighted Average Common Shares During the Period (Diluted)              91.4              89.0             90.8           89.6
                                                                       ========         =========         ========       ========

NET INCOME PER COMMON SHARE
Basic                                                                  $    .66         $     .82         $   1.49        $  1.54
                                                                       ========         =========         ========        =======
Diluted                                                                $    .65         $     .81         $   1.47        $  1.52
                                                                       ========         =========         ========        =======
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